AGREEMENT OF SALE AND PURCHASE

                                     between

                   OMEGA HEALTHCARE INVESTORS, INC., as Seller

                                       and

                 TENET HEALTHSYSTEM PHILADELPHIA, INC., as Buyer

                         AGREEMENT OF SALE AND PURCHASE


                  THIS AGREEMENT made this 12th day of May, 2000, by and between OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, having an address at 900 Victors Way, Suite 350, Ann Arbor, Michigan 48103 ("Seller") and TENET HEALTHSYSTEM PHILADELPHIA, INC., a Pennsylvania corporation, having an address at c/o Tenet Healthcare, Center Square-West Tower, 1500 Market Street, 34th Floor, Philadelphia, Pennsylvania 19102 ("Buyer").


                              W I T N E S S E T H :


                  In consideration of the covenants and provisions contained herein, the parties agree as follows:

     1. Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to all of the terms and conditions of this Agreement, the Seller's leasehold interest as tenant in the four (4) ground leases and as landlord in the four(4) operating leases, each dated October 27, 1993, by and between Seller on the one hand and The Graduate Hospital or Graduate Health System, Inc. on the other (each "GHS")(predecessor in interest to Allegheny Hospitals, Centennial, which was the predecessor in interest to Buyer) relating to four (4) separate parcels of property located in the City of Philadelphia, Commonwealth of Pennsylvania and consisting of the following:

       (1) Real Property. The Seller's leasehold interest as tenant under the ground leases, attached hereto as Exhibit A (the "Ground Leases"), and the Seller's leasehold interest as landlord under the operating leases, attached hereto as Exhibit B (the "Operating Leases"), relating to those certain tracts of land more fully described on Exhibit C to this Agreement containing the following improvements and further described as follows:

          (i) The Ground Leases and Operating Leases, each dated October 27, 1993, and originally by and between Seller and GHS and described as follows:

                             (1) A four (4) floor medical  office
                     building  located at 520 South 19th  Street,
                     Philadelphia,  Pennsylvania ("520 South 19th
                     Street");

                             (2) A thirteen  (13)  floor  medical
                     office (commonly known as Pepper Pavilion) building located at 1800 Lombard Street, Philadelphia, Pennsylvania ("1800 Lombard Street");

                             (3) A six (6) floor  medical  office
                     building   located  at  1740  South  Street,
                     Philadelphia,   Pennsylvania   ("1740  South
                     Street"); and

                             (4) A five (5) floor parking garage,
                     located at 1700 South Street,  Philadelphia,
                     Pennsylvania   ("1700  South  Street")  (520
                     South 19th Street, 1800 Lombard Street, 1740
                     South Street and 1700 South Street are herein collectively called the "Locations" and individually a "Location").

          (ii) The estate for years in each Location heretofore conveyed to Seller by GHS.

                  The real property shall include all appurtenances thereto, as well as Seller's interest, if any, in the personal property, equipment and site improvements located at each Location and all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, opened or proposed, abutting each Location, and all right, title and interest of Seller, if any, in and to any unpaid award for the taking by eminent domain of Seller's interest in the Ground Leases and Operating Leases or for damage to the land covered by the Ground Leases by reason of change of grade of any street. The foregoing, together with the Ground Leases and the Operating Leases shall hereinafter be referred to collectively as the "Real Property."

       (2) Personal Property. All fixtures, furniture, equipment, supplies and other personal property, if any, owned by Seller and attached or appurtenant to, or located in or on, or used in connection with the Real Property, together with Seller's right, title and interest, if any, in and to all intangible personal property used in the ownership, operation or maintenance of the Real Property (collectively, the "Personal Property").

       (3) Property. The Real Property and the Personal Property are sometimes collectively referred to as the "Property".

     2. Purchase Price.

       Amount and Method of Payment. The purchase price (the "Purchase Price") for the Property, subject to adjustments as provided in this Agreement, shall be Thirty-Four Million Dollars ($34,000,000), and shall be paid to Seller at Closing by wire transfer of immediately available funds.

     3. Closing.

       (1) Place of Closing. The closing and settlement of this transaction ("Closing") shall take place at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103, or pursuant to an escrow agreement mutually satisfactory to Seller and Buyer.

       (2) Closing Date. Closing and funding shall occur at 11:00 a.m.(EST) on May 31, 2000, or on such other date as the parties shall jointly designate in writing (the "Closing Date").

      4. Condition of Title.

        (1) Title to Real Property. Title to the Real Property shall be good and marketable and free and clear of all liens, restrictions, easements, encumbrances, leases, tenancies (other than as provided for in the Ground Leases and the Operating Leases and any subleases made by the lessee under the Operating Leases) and other title objections, except for the Permitted Encumbrances (as hereinafter defined), and shall be insurable as such and as provided in this Agreement by Chicago Title Insurance Company (the "Title Company") pursuant to an ALTA Owner's Policy of Title Insurance (the "Owner's Policy of Title Insurance"). The term "Permitted Encumbrances" shall mean: (i) any lien or other encumbrance that encumbers the Buyer's fee title to the land covered by each Ground Lease (as distinguished from Seller's interests under each Ground Lease and Operating Lease); (ii) the items set forth on Exhibit D to this Agreement; (iii) any items deemed permitted encumbrances pursuant to
Section 5(c) hereof; (iv) as to the leasehold estate under each Ground Lease, the terms and conditions of the respective Ground Lease and the rights of Buyer as lessee under the respective Operating Lease; and (v) as to the lessor's interest in each Operating Lease, the rights of Buyer as lessee thereunder.
The premium for the Owner's Policy of Title Insurance and such endorsements will be paid by Buyer. Title to the Real Property shall be such that Title Company will commit to the Owner of the fee simple estate in each Location to insure such estate free and clear of any right, title or interest of Seller under the Ground Leases or as holder of an estate for years, upon presentation by Buyer and (if different) Seller's assignee at Closing of instruments of termination.

     (2) Title to Personal Property. Title to the Personal Property, if any, shall be good and marketable and free and clear of all liens, security interests and other encumbrances. Seller shall pay at or before Closing all sums required to free the Personal Property, if any, of any interest of any party and shall cause to be filed at or before Closing any termination statement, release, discharge or other document required to remove of record any encumbrance upon the Personal Property, if any, held by any party.

     (3) Commitment to Insure. Within one (1) business day after the date of this Agreement, Buyer shall order a commitment to insure with respect to the Real Property from the Title Company, such commitment to show that title to Seller's leasehold interest in the Real Property is vested in Seller, and to commit to insure title to the Real Property as required by
Section 5(a). If the commitment to insure discloses that title to the Real Property is subject to any defect, encumbrance or other title objection other than the Permitted Encumbrances, or if Buyer is unable to obtain such commitment to insure, Buyer shall have the right to give to Seller written notice specifying such defect, encumbrance or other title objection, or inability to obtain such commitment to insure, and Seller shall (subject to the remaining provisions of this subparagraph) use its diligent efforts to correct such defect, encumbrance or other title objection and obtain the commitment to insure from a reputable title insurance company acceptable to Buyer, all by the date which is ten (10) days following Buyer's notice specifying the defect. Notwithstanding anything in this Section 5(c) to the contrary, Seller shall not be deemed to have any obligation to correct any defect, encumbrance or other title objection or to obtain the commitment, unless Seller expressly undertakes such an obligation by a written notice to or written notice agreement with Buyer given or entered into on or prior to the expiration of such 10-day period, except at Closing, Seller shall be obligated to cure, satisfy and remove any liens securing a monetary obligation created by Seller and to pay any past due taxes and assessments against the Property and the same shall not constitute Permitted Encumbrances. Buyer's sole right with respect to any matter to which Buyer objects in a timely manner shall be to elect on or before the expiration of the Inspection Period to terminate this Agreement pursuant to Section 14(c) hereof.

     5. Possession.

        (1) Delivery of Possession. Actual sole and exclusive physical possession of the Property shall be given to Buyer at Closing unoccupied and free of any leases, claims to or rights of possession, other than the rights under the Ground Leases and the Operating Leases and the rights of subtenants, if any, of Buyer under the Operating Leases, by delivery of the keys to the Property and Seller's assignment of leases, in the form attached as Exhibit E (the "Assignment"), Seller's bill of sale in the form of Exhibit F to this Agreement duly executed and acknowledged by Seller (the "Bill of Sale"), and any instrument (including any quit claim deed) necessary to terminate and discharge or vest in Buyer all of Seller's right, title and interest in or to the Improvements and Seller's estate for years in the Locations.

     6. Apportionments.

       (1) (i)   Base Monthly  Rent. Base monthly rent paid by Buyer
as tenant under the Operating Leases shall be apportioned pro rata between Seller and Buyer on a per diem basis as of the Closing Date, with all base monthly rent for the Closing Date for Buyer's account. If after the Closing Date it is determined that Seller collected any prepaid rents or other charges which were not credited to Buyer at Closing as required by this Section, Seller shall pay such sums to Buyer upon notice from Buyer.

               (1) Any credit due to Buyer pursuant to this Section 6(a) shall be applied as a credit against the Purchase Price, and any credit due to Seller pursuant to this Section 6(a) shall be paid by Buyer to Seller at Closing as an addition to the Purchase Price.

       (2) Escrow Agreements. The total sum of the amounts, including interest, held by Bank One Trust Company ("Bank One") pursuant to the four (4) escrow agreements, each dated December 17, 1999, by and among Seller, Buyer and Bank One attached hereto as Exhibit G (the "Escrow Agreements"), which escrow accounts and their initial principal amounts are listed as follows: (1)


---------------------------------------- ------------------------------------- -------------------------------------

           Operating Lease                          Escrow Account                       Initial Principal
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------

520 South 19th Street                                  850048303                             $ 37,500
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------

1800 Lombard Street                                    850048300                             $450,000
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------

1740 South Street                                      850048302                             $199,200
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------

1700 South Street                                      850048301                             $187,500
---------------------------------------- ------------------------------------- -------------------------------------


together with all interest earned thereon as of the Closing Date, shall be credited to Buyer at Closing and applied as a credit against the Purchase Price. At Closing, Buyer shall give to Bank One written notice, in form reasonably satisfactory to Seller and to Bank One, directing Bank One to deliver to Seller, at Closing, the amounts then held in such escrow accounts, including all interest earned thereon as of the Closing Date.

       (3)   Transfer and Sales Taxes.   The Seller and the Buyer
shall equally divide the costs at Closing of all realty transfer taxes, if any, and Buyer shall pay any recordation fees imposed on any documents to be filed of record to reflect the transaction contemplated by this Agreement. Seller and Buyer acknowledge and agree that the Personal Property, if any, to be transferred hereunder is not being sold in the normal course of Seller's trade or business, and agree to execute the appropriate exemption certificates for the purpose of obtaining sales tax exemptions with respect to the transfer of the Personal Property, if necessary.

     7. Representations and Warranties of Seller. Seller makes the following representations and warranties to Buyer, which representations and warranties are true and correct as of the date of this Agreement, and shall be true and correct at and as of the Closing Date in all material respects as though such representations and warranties were made both at and as of the date of this Agreement, and at and as of the Closing Date.

       (1) Seller has not received any written notice ("Defect Notice"), from any predecessor of Buyer as lessee under the Operating Leases, from any governmental agency or from any insurance company which has issued a policy with respect to the Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in the Property or suggesting or requesting the performance of any repairs, alterations or other work to the Property.

       (2) There are no management, service, equipment, supply, security, maintenance, construction, or other agreements of Seller with respect to or affecting the Property, which will bind or affect Buyer after Closing.

     8. Survival.

       (1) Surviving Representations and Warranties. The representations and warranties of Seller set forth in Section 8 shall remain in effect for a period of twelve (12) months following the Closing Date and recovery may occur thereafter as to each breach as to which Buyer shall have given to Seller written notice within such twelve (12) month period.

     9. Operations Prior to Closing. Between the date of the execution of this Agreement and Closing:

            (a) Compliance with Obligations. Seller shall comply in all material respects with all of the obligations of Seller under the Ground Leases, the Operating Leases, the Escrow Agreements and any other agreements and contractual arrangements of Seller affecting the Property.

     10. Environmental Matters. Seller represents and warrants to Buyer that (a) Seller has not received written notice of any or threatened civil, criminal or administrative proceeding relating to environmental laws or contaminants on, over, under, from or affecting the Property; (b) Seller has not received any written notice of violation or potential liability regarding the Property or activities thereon relating to environmental law or contaminants on, over, under, from or affecting the Property; and (c) Seller has not entered into any consent order, consent decree, administrative order, judicial order or settlement relating to environmental laws or contaminants on, over, under, migrating from or affecting the Property.

     11.  Casualty; Destruction.

       (1) Destruction. If at any time prior to the Closing Date any material portion of the Property is destroyed or damaged as a result of fire or any other casualty ("Casualty"), Buyer shall have the right, at its sole option, of (i) terminating this Agreement (by written notice to Seller given within ten
(10) days after such Casualty) or (ii) proceeding with the Closing. If a Casualty occurs less than ten (10) days prior to Closing, at the option of Buyer or Seller, Closing shall be postponed to a date not earlier than ten (10) days after the Casualty. If Buyer does not terminate this Agreement, the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date, together with an amount equal to Seller's deductible under the Policy, less sums properly expended by Seller in restoration, shall be paid to Buyer at the time of Closing and all unpaid claims and rights in connection with losses to the Property shall be assigned to Buyer at Closing without in any manner affecting the Purchase Price.

     12. Eminent Domain. If at any time prior to the Closing Date: a Taking affects all or any material part of the Property, or if any proceeding for a Taking is commenced, or if notice of the contemplated commencement of a Taking is given, Seller shall promptly give written notice ("Taking Notice") thereof to Buyer. Buyer shall have the right, at its sole option, of terminating this Agreement by written notice to Seller within ten (10) days after receipt by Buyer of the Taking Notice. If a Taking Notice is given to Buyer less than ten
(10) days prior to Closing, at the option of Buyer or Seller, Closing shall be postponed to a date not earlier than ten (10) days after Buyer's receipt of the Taking Notice. If Buyer does not terminate this Agreement, the Purchase Price shall be reduced by the total of any awards or damages received by Seller and Seller shall, at Closing, be deemed to have assigned to Buyer all of Seller's right, title and interest in and to any awards or damages to which Seller may have become entitled or may thereafter be entitled by reason of any exercise of the power of eminent domain or condemnation with respect to or for the Taking of the Property or any portion thereof. For purposes of this Section 13, a taking shall be considered to be "material" if the value of the portion of the Property taken materially adversely affects the ability to operate the remainder of the Property for its intended use.

     13.  Conditions of Buyer's Obligations.

       (1) Conditions. The obligations of Buyer under this Agreement are subject to the satisfaction at the time of Closing of each of the following conditions (any one of which may be waived in whole or in part in writing by Buyer at or prior to Closing):

          (1) all of the representations and warranties by Seller set forth in this Agreement shall be true and correct at and as of the Closing
Date in all material respects as though such representations and warranties were made both at and as of the date of this Agreement and at and as of the Closing Date;

          (2) Seller shall have performed in all material respects all covenants, agreements and conditions required by this Agreement to be performed by Seller prior to or as of the Closing Date;

     (2)   Failure of Condition.   In the event any of the conditions
set forth in Section 14(a) are not satisfied as of the Closing Date and Buyer has not previously waived such condition in writing, Buyer shall have the right (in addition to all other rights and remedies available to Buyer under this Agreement), at Buyer's sole option (by written notice to Seller) to (i) terminate Buyer's obligations under this Agreement, or (ii) complete Closing notwithstanding the unsatisfied condition, or (iii) adjourn the Closing for not more than thirty (30) days, during which period Seller may, but shall not be obligated to, satisfy any unsatisfied conditions within Seller's power to satisfy, or (iv) if such condition is not fulfilled by reason of Seller's intentional act or omission and can be remedied by the payment of an ascertainable sum, Buyer may complete Closing and deduct such sum from the Purchase Price.

     14. Items to be Delivered at Closing.

       (1) By Seller. At Closing, Seller shall deliver to Buyer the following:

          (1) Assignment of Leases. An Assignment of the Ground Leases and the Operating Leases, duly executed and acknowledged by Seller, assigning to Buyer or Buyer's assignee all of the lessor's and Seller's rights, title and interest in the Ground Leases and Operating Leases.

          (2) Bill of Sale.  The Bill of Sale.

          (3) Deeds or other Discharge of Estate for Years. Any instrument (including any quit claim deed) necessary to terminate and discharge or to vest in Buyer all of Seller's right, title and interest in the ownership of the Improvements and Seller's estate for years in the Locations.

          (4) Resolutions; Title Company Affidavits, Etc.; Such resolutions and certificates as the Title Company shall require to evidence the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto.

          (5) Conveyance of Awards. All proper instruments for the conveyance of the awards, if any, referred to in Sections 1(a) and 13.

          (6) FIRPTA  Affidavit  in form  attached as Exhibit H

          (7) Condominium Matters. If and to the extent that Seller has any authority over any condominium regime affecting any Property, or if any person selected by or affiliated with Seller serves as an officer or director of any such condominium regime, then an instrument of assignment or relinquishment of such authority and resignations of each such officer or director.

          (8) Other Documents. Any other documents required to be delivered by Seller pursuant to any other provisions of this Agreement.

     (2) By Buyer. At Closing, Buyer shall deliver to Seller the following:

          (1) Purchase Price. The Purchase Price subject to the adjustments as provided for in this Agreement.

          (2) Assumption of Lease Obligations. The Assignment, duly executed and acknowledged by Buyer and in proper form for recording, pursuant to which Buyer assumes the obligations of Seller arising under the Ground Leases and the Operating Leases from and after the Closing Date.

          (3) Other Documents. Any other document required to be delivered by Buyer pursuant to any other provisions of this Agreement.

     15. Litigation Matters. There is currently pending before the United States Court of Appeals for the Second Circuit, on appeal from the United States Bankruptcy Court and the United States District Court, an action by Seller seeking reimbursement for taxes paid by Seller in connection with the Operating Leases and it is hereby agreed that any amounts owing to Omega as a result of such action will be assigned to Buyer at Closing by Seller's execution of the Assignment. Litigation Matters. There is currently pending before the United States Court of Appeals for the Second Circuit, on appeal from the United States Bankruptcy Court and the United States District Court, an action by Seller seeking reimbursement for taxes paid by Seller in connection with the Operating Leases and it is hereby agreed that any amounts owing to Omega as a result of such action will be assigned to Buyer at Closing by Seller's execution of the Assignment.

     16.    Brokerage.    Each party represents and warrants
to the other that it has dealt with no broker, finder or other intermediary in connection with this sale. Each party agrees to indemnify, defend and hold harmless the other from and against all claims, demands, causes of action,
loss, damages,   liabilities,   costs  and  expenses   (including  without
limitation reasonable attorneys' fees and court costs) arising from any claims for commissions made by any broker, finder or other intermediary, claiming to have dealt with such party.

     17. No Other Representations. Buyer acknowledges that neither Seller nor anyone acting, or purporting to act, on behalf of Seller, has, except as expressly set forth in this Agreement, made any representation or warranty with respect to the Property and that, except for such representations and warranties set forth in this Agreement, Seller shall convey and transfer the Property to Buyer and Buyer shall accept the Property from Seller in an "as is" "where is" condition.

     18. Assignability. Buyer shall have the right at Buyer's sole discretion to assign this Agreement and its rights hereunder to any affiliate of Buyer, or with Seller's consent (not to be unreasonably withheld) to a third party; and any assignee of Buyer shall be entitled to exercise all of the rights and powers of Buyer hereunder; provided, however, as a condition to the effectiveness of any such assignment, such assignee shall assume the obligations of Buyer hereunder and no such assignment or assumption shall have the effect of relieving Buyer from its obligations or liability hereunder.

    19. FIRPTA.

       (1)   Parties Who Are Not Foreign.    Section 1445 of the
Internal Revenue Code of 1986, as amended (the "Code") provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax is not required upon the disposition by Seller of a United States real property interest, Seller shall deliver to Buyer at Closing, a FIRPTA certificate in the form of Exhibit H, failing which Buyer may withhold a portion of the Purchase Price in accordance with the Code.

     20. Notices.

       (1) Written. All notices, demands, requests or other communications from each party to the other required or permitted under the term of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:

                           if intended for Seller:

                           Omega Healthcare Investors, Inc.
                           900 Victors Way
                           Suite 350
                           Ann Arbor, Michigan 48108
                           Fax No. (734) 887-0201
                           Attention: F. Scott Kellman and Susan Allene Kovach

                           if intended for Buyer:

                           Tenet Healthsystem Philadelphia, Inc.
                           c/o Tenent Healthcare
                           Center Square-West Tower
                           1500 Market Street, 34th Floor
                           Philadelphia, PA 19102
                           Fax No. (215) 832-2331
                           Attention: Jacinta Titialii Abbott, Esquire

                           with a copy to:

                           Wolf, Block, Schorr and Solis-Cohen LLP
                           1650 Arch Street
                           22nd Floor
                           Philadelphia, Pennsylvania 19103
                           Fax No. (215) 977-2334
                           Attention:  Thomas P. Witt, Esquire

Notices may be given on behalf of any party by its legal counsel.

     (2) Manner of Giving. Each such notice, demand, request or other communication shall be given (i) against a written receipt of delivery, or (ii) by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) by a nationally recognized overnight courier service for next business day delivery, or (iv) via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in clause (i) or (iii) above.

     (3) Deemed Given. Each such notice, demand, request or other communication shall be deemed to have been given on the day of consignment with a nationally recognized overnight air courier service, on the day of delivery in the case of hand delivery or on the third business day after deposit with the United States Postal Service, as aforesaid and otherwise on actual receipt thereof.

     21. Miscellaneous.

       (1)   Captions.   The  captions  in  this  Agreement  are  inserted  for
convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

       (2) Not Divisible. The obligations of Buyer to buy and Seller to sell the Real Property are not divisible and Buyer and Seller will be compelled to close the transaction contemplated herein only if all of the conditions provided for herein are satisfied as to all of the Real Property.

       (3) Confidentiality. All discussions and any exchange of information pursuant to this Agreement shall be considered strictly confidential, except as such information may need to shared with directors, officers, employees and advisors ("Representatives") of either Seller or Buyer on a "need to know" basis. Buyer and Seller acknowledge that each is aware and each agree to advise its Representatives that U.S. securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person. Except as required by law, without the prior written consent of the other, Buyer and Seller each agree to direct its Representatives not to disclose (a) the fact discussions have or are taking place between Buyer and Seller, (b) any information or material exchanged between Buyer and Seller, and (c) information developed in evaluating the transaction that is the subject of this Agreement. Buyer and Seller hereby agree that all press releases or public disclosures involving the subject matter of this Agreement shall require the written approval of both Buyer and Seller.

     (4)   Successors and Assigns.   Subject to the provisions of
Section 18, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

     (5) Entire Agreement; Governing Law. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements of, by or among the parties, express or implied, oral or written, which are fully merged herein. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

     (6) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

     (7) Gender, etc. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

     (8) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected on this Agreement as the signatories. The parties agree that facsimile signatures shall have the same legal effect as original signatures affixed hereto.

     (9) Exhibits. All exhibits attached to this Agreement are incorporated by reference into and made a part of this Agreement as is fully set forth herein.

     (10) No Waiver. Neither the failure nor any delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     (11) Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party's legal representative or counsel drafted such provision.

                  IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as a sealed instrument as of the day and year first above written.

Witness:                              SELLER:

                                      OMEGA HEALTHCARE INVESTORS, INC.


                                       By:   /s/ Susan A. Kovach
                                             -------------------
                                              Name:  Susan A. Kovach
                                              Title: Vice President


                                      BUYER

                                       TENET HEALTHSYSTEM PHILADELPHIA, INC.


                                       By:  /s/ Timothy L. Pullen   (SEAL)
                                            ---------------------
                                             Name:   Timothy L. Pullen
                                             Title:  Authorized Signatory

                                LIST OF EXHIBITS

EXHIBIT A - GROUND LEASES
EXHIBIT B - OPERATING LEASES
EXHIBIT C - LEGAL DESCRIPTION OF REAL PROPERTY
EXHIBIT D - PERMITTED TITLE ENCUMBRANCES
EXHIBIT E - ASSIGNMENT AND ASSUMPTION OF GROUND LEASES AND OPERATING
LEASES
EXHIBIT F - BILL OF SALE
EXHIBIT G - ESCROW AGREEMENTS
EXHIBIT H - FIRPTA AFFIDAVIT